UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 27, 2015

TARGA RESOURCES PARTNERS LP

(Exact name of registrant as specified in its charter)

Delaware	001-33303	65-1295427
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation or organization)	File Number)	Identification No.)

1000 Louisiana, Suite 4300

Houston, TX 77002

(Address of principal executive office and Zip Code)

(713) 584-1000

(Registrants’ telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets.

On February 27, 2015, (i) Targa Resources Corp. (the “Company” or “TRC”) completed the previously announced transactions contemplated by the Agreement and Plan of Merger, dated as of October 13, 2014 (the “ATLS Merger Agreement”), by and among the Company, Targa GP Merger Sub LLC, a Delaware limited liability company and a wholly owned subsidiary of the Company (“GP Merger Sub”), Atlas Energy, L.P., a Delaware limited partnership (“ATLS”) and Atlas Energy GP, LLC, a Delaware limited liability company and the general partner of ATLS (“ATLS GP”), and (ii) the Company and Targa Resources Partners LP (the “Partnership” or “TRP”) completed the previously announced transactions contemplated by the Agreement and Plan of Merger (the “APL Merger Agreement”) by and among the Company, the Partnership, Targa Resources GP LLC, a Delaware limited liability company and the general partner of the Partnership (the “General Partner”), Trident MLP Merger Sub LLC, a Delaware limited liability company and a wholly owned subsidiary of the Partnership (“MLP Merger Sub”), ATLS, Atlas Pipeline Partners, L.P, a Delaware limited partnership (“APL”) and Atlas Pipeline Partners GP LLC, a Delaware limited liability company and the general partner of APL (“APL GP”). Pursuant to the terms and conditions set forth in the ATLS Merger Agreement, GP Merger Sub merged (the “ATLS Merger”) with and into ATLS, with ATLS continuing as the surviving entity and as a subsidiary of the Company. Pursuant to the terms and conditions set forth in the APL Merger Agreement, MLP Merger Sub merged (the “APL Merger” and, together with the ATLS Merger, the “Atlas Mergers”) with and into APL, with APL continuing as the surviving entity and as a subsidiary of the Partnership.

In addition, prior to the completion of the Atlas Mergers, ATLS, pursuant to a Separation and Distribution Agreement entered into by and among ATLS, ATLS GP and Atlas Energy Group, LLC, a Delaware limited liability company (“AEG”), on February 27, 2015, (i) transferred its assets and liabilities other than those related to its “Atlas Pipeline Partners” segment, to AEG and (ii) effected a pro rata distribution to the ATLS unitholders of AEG common units representing a 100% interest in AEG (collectively, the “Spin-Off” and, together with the Atlas Mergers, the “Transactions”).

ATLS Merger Agreement

Pursuant to the ATLS Merger Agreement, at the effective time of the ATLS Merger (the “ATLS Effective Time”), each outstanding common unit representing a limited partner interest in ATLS (other than certain common units held by the Company or ATLS or their wholly owned subsidiaries, which were cancelled) were converted into the right to receive (1) 0.1809 of a share of TRC common stock, par value $0.001 per share (“TRC Common Stock” and such amount, the “ATLS Stock Consideration”), and (2) $9.12 in cash, without interest (the “ATLS Cash Consideration” and together with the ATLS Stock Consideration, the “ATLS Merger Consideration”). In addition, at the ATLS Effective Time, ATLS distributed its equity interest in ATLS GP to the Company.

All outstanding ATLS equity awards, whether vested or unvested, were adjusted in connection with the Spin-Off on the terms and conditions set forth in an Employee Matters Agreement entered into by ATLS, ATLS GP and AEG on February 27, 2015. Following the Spin-Off related adjustment and at the ATLS Effective Time, each outstanding ATLS option and ATLS phantom unit award, whether vested or unvested, held by a person who became an employee of AEG became fully vested (to the extent not vested) and was cancelled and converted into the right to receive the ATLS Merger Consideration in respect of each ATLS common unit underlying the ATLS option or phantom unit award (in the case of options, net of the applicable exercise price). Each outstanding vested ATLS option held by an employee of ATLS or APL who became an employee of the Company in connection with the Transactions (the “Midstream Employees”) was cancelled and converted into the right to receive the ATLS Merger Consideration in respect of each ATLS common unit underlying the vested ATLS option, net of the applicable exercise price. Each outstanding unvested ATLS option and each outstanding ATLS phantom unit award held by a Midstream Employee was cancelled and converted into the right to receive (1) the ATLS Cash Consideration in respect of each ATLS common unit underlying such ATLS option or phantom unit award and (2) a TRC restricted stock unit award with respect to a number of shares of TRC Common Stock equal to the product of the ATLS Stock Consideration multiplied by the number of ATLS common units underlying such ATLS option or phantom unit award (in the case of options, net of the applicable exercise price).

Pursuant to the ATLS Merger Agreement, the Company will issue approximately 10.1 million shares of TRC Common Stock and pay approximately $515 million in cash to the unitholders of ATLS as the ATLS Merger Consideration and to the holders of outstanding ATLS equity awards as described above.

The summary of the ATLS Merger Agreement in this Current Report on Form 8-K does not purport to be complete and is qualified by reference to the full text of the ATLS Merger Agreement, which is filed as Exhibit 2.1 to the Partnership’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on October 20, 2014 and incorporated herein by reference.

APL Merger Agreement

Pursuant to the APL Merger Agreement, at the effective time of the APL Merger (the “APL Effective Time”), each outstanding common unit representing a limited partner interest in APL (other than certain common units held by the Partnership or APL or their wholly-owned subsidiaries, which were cancelled) were converted into the right to receive (1) 0.5846 TRP common units (the “APL Unit Consideration”) and (2) $1.26 in cash, without interest (the “APL Cash Consideration” and together with the APL Unit Consideration, the “APL Merger Consideration”) for each APL common unit. In addition, pursuant to the APL Merger Agreement, APL exercised its right under the certificate of designations of the APL Class E Preferred Units to redeem the APL Class E Preferred Units immediately prior to the APL Effective Time, and TRP deposited the funds for such redemption with the paying agent.

In connection with the APL Merger, each outstanding APL phantom unit award held by an employee of AEG became fully vested and was cancelled and converted into the right to receive the APL Merger Consideration in respect of each APL common unit underlying the APL phantom unit award. Each outstanding APL phantom unit award held a Midstream Employee was cancelled and converted into the right to receive (1) the APL Cash Consideration in respect of each APL common unit underlying such APL phantom unit award and (2) a TRP phantom unit award with respect to a number of TRP common units equal to the product of the APL Unit Consideration multiplied by the number of APL common units underlying such APL phantom unit award.

Pursuant to the APL Merger Agreement, the Partnership will issue approximately 58.6 million TRP common units and pay approximately $128 million in cash to the unitholders of APL as the APL Merger Consideration and to the holders of outstanding APL equity awards as described above.

The summary of the APL Merger Agreement in this Current Report on Form 8-K does not purport to be complete and is qualified by reference to the full text of the APL Merger Agreement, which is filed as Exhibit 2.2 to the Partnership’s Current Report on Form 8-K filed with the SEC on October 20, 2014 and incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 27, 2015, the General Partner executed Amendment No. 3 (“Amendment No. 3”) and Amendment No. 4 (“Amendment No. 4”) to the First Amended and Restated Agreement of Limited Partnership of the Partnership (the “Partnership Agreement”).

Amendment No. 3 amends the Partnership Agreement to reduce aggregate distributions to the Company, as the holder of the Partnership’s incentive distribution rights, by (a) $9,375,000 per quarter during the first four quarters following February 27, 2015 (commencing with the quarterly distribution declaration for the quarter ended March 31, 2015), (b) $6,250,000 per quarter for the next four quarters, (c) $2,500,000 per quarter for the next four quarters and (d) $1,250,000 per quarter for the next four quarters, with the amount of such reductions to be distributed pro rata to the holders of the Partnership’s outstanding common units.

Amendment No. 4 amends the Partnership agreement to provide for the issuance of a special general partner interest in the Partnership representing capital account credit equal to the fair market value of APL GP, which, through a series of transactions, was contributed by the Company to the Partnership immediately following the ATLS Effective Time and prior to the APL Effective Time. This new partnership interest is not entitled to current distributions or allocations of net income or loss, and has no voting rights or other rights except for the limited right to receive deductions attributable to the contribution of APL GP.

The summary of Amendment No. 3 and Amendment No. 4 in this Current Report on Form 8-K does not purport to be complete and is qualified by reference to the full text of Amendment No. 3 and Amendment 4., copies of which are attached hereto as Exhibit 3.1 and 3.2 and incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On February 27, 2015, the Company and the Partnership issued a press release announcing the completion of the Atlas Mergers, a copy of which is attached hereto as Exhibit 99.1 and is incorporated into this Item 7.01 by reference. The information in Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be incorporated by reference into any filing under the Securities Act of 1933, as amended.

On February 27, 2015, the Partnership accepted for payment $140,108,000 aggregate principal amount of 6 5/8% Senior Notes due 2020, $393,498,000 aggregate principal amount of 4 3/4% Senior Notes due 2021 and $601,888,000 aggregate principal amount of 5 7/8% Senior Notes due 2023 of APL and Atlas Pipeline Finance Corporation that were validly tendered (and had not been validly withdrawn) as of 8:00 a.m., New York City time, on February 26, 2015, in accordance with the terms of the Offer to Purchase of Targa Resources Partners LP, dated January 15, 2015, as amended.

Item 9.01	Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

Financial statements of the acquired business are not included in this Form 8-K report. Such financial statements will be filed within 71 calendar days after the date of filing of this Form 8-K report.

(b) Financial Statements of Business Acquired.

Pro forma financial information relative to the acquired business is not included in this Form 8-K report. Such pro forma financial information will be filed within 71 calendar days after the date of filing of this Form 8-K report.

(d) Exhibits.

Exhibit Number	Description

3.1	Amendment No. 3, dated February 27, 2015, to the First Amended and Restated Agreement of Limited Partnership of Targa Resources Partners LP

3.2	Amendment No. 4, dated February 27, 2015, to the First Amended and Restated Agreement of Limited Partnership of Targa Resources Partners LP

99.1	Press Release, dated February 27, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TARGA RESOURCES PARTNERS LP

	By:	Targa Resources GP LLC,
its general partner

Dated: March 3, 2015	By:	/s/ Matthew J. Meloy
Matthew J. Meloy
Senior Vice President, Chief Financial Officer and Treasurer

INDEX TO EXHIBITS

Exhibit Number	Description

3.1	Amendment No. 3, dated February 27, 2015, to the First Amended and Restated Agreement of Limited Partnership of Targa Resources Partners LP

3.2	Amendment No. 4, dated February 27, 2015, to the First Amended and Restated Agreement of Limited Partnership of Targa Resources Partners LP

99.1	Press Release, dated February 27, 2015